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                                                                    EXHIBIT 21.1


                               CRAWFORD & COMPANY

                      LISTING OF SUBSIDIARY CORPORATIONS*


                                                                                 Jurisdiction in
         Subsidiary                                                              Which Organized
         ----------                                                              ---------------
Crawford & Company of New York, Inc.                                             New York

Risk Sciences Group, Inc.                                                        Delaware

Crawford & Company Insurance Adjusters, Ltd.                                     Province of Ontario

Crawford and Company, Inc. (P.R.)                                                Commonwealth of Puerto Rico

Crawford & Company (Bermuda) Limited                                             Bermuda

Crawford & Company HealthCare Management, Inc.                                   Delaware

Crawford & Company International, Inc.                                           Georgia

Graham Miller International, Inc.                                                Georgia

Crawford & Company International Limited                                         England

Crawford/Brocklehurst, Ltd.                                                      England

Crawford Arnold & Green Limited                                                  England

Brocklehursts, Inc.                                                              California

Brocklehurst Miller, Inc.                                                        Texas


* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ending December 31, 1995.